   As filed with the Securities and Exchange Commission on February 18, 2003

         Registration Statement No. 333-52613

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Echo Bay Mines Ltd.
(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	52nd Floor, 40 King Street West Toronto, Ontario M5H 3Y2 (416) 365-5198 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	None (I.R.S. Employer Identification Number)

RICHARD A. DYE
General Manager, Fort Knox Mine
Kinross Gold Corporation
802 East Winchester, Suite 100
Murray, Utah 84107
(801) 290-1101
(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)

Copies to:
CAMERON A. MINGAY, ESQ.		PHILIP L. COLBRAN, ESQ.
Cassels Brock & Blackwell LLP		Chadbourne & Parke LLP
Scotia Plaza, Suite 2100		30 Rockefeller Plaza
40 King Street West		New York, New York
Toronto, Ontario		10112 U.S.A.
Canada M5H 3C2		(212) 408-5100
(416) 869-5300

        Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration any debt securities, guarantees, common shares and warrants of Echo Bay Mines Ltd. and any guaranteed debt securities and guaranteed preferred stock of Echo Bay Resources Inc. that remain unsold hereunder and terminates the registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] __________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] __________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

        The registrant hereby requests that this post-effective amendment to the registration statement become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933, as amended.

WITHDRAWAL OF SECURITIES FROM REGISTRATION AND TERMINATION OF RELATED REGISTRATION STATEMENT

        On May 14, 1998, Echo Bay Mines Ltd., a Canadian corporation ("Echo Bay"), filed a Registration Statement on Form S-3 (No. 333-52613), as amended (the "Registration Statement"), for purposes of registering 1,500,000 shares of Echo Bay's common stock, without par value (the "Shares"), to be offered for sale by a certain stockholder of Echo Bay.

        Pursuant to the undertakings of Echo Bay set forth in Part II of the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, all of the Shares that remain unsold under the Registration Statement and to terminate the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on February 18, 2003.

ECHO BAY MINES LTD. By: /s/ Robert Buchan (Robert Buchan, Chief Executive Officer)

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 18th day of February, 2003 by the following persons in the capacities indicated:

Signature /s/ Robert Buchan Robert Buchan /s/ Brian W. Penny Brian W. Penny /s/ Christopher Hill Christopher Hill /s/ Scott A. Caldwell Scott A. Caldwell	Title Chief Executive Officer (principal executive officer) Vice President, Chief Financial Officer and Director (principal financial officer and principal accounting officer) Director Director

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Echo Bay Mines Ltd. in the United States, on this 18th day of February, 2003.

ECHO BAY MINES LTD. (Authorized U.S. Representative) By: /s/ Richard A. Dye Name: Richard A. Dye Title: General Manager, Fort Knox Mine